                                                                     EXHIBIT 3.1


                               [CANADA LIFE LOGO]




                       CANADA LIFE FINANCIAL CORPORATION




                        RENEWAL ANNUAL INFORMATION FORM

                      FOR THE YEAR ENDED DECEMBER 31, 2002






                                 MARCH 22, 2003

     This Renewal Annual Information Form ("AIF") is intended to provide background information that is essential to an understanding of the nature of Canada Life Financial Corporation ("CLF") and its operations. CLF and its subsidiaries, including The Canada Life Assurance Company ("CLA"), are collectively referred to herein as the "Company". All financial information included in this AIF is prepared in accordance with Canadian Generally Accepted Accounting Principles ("GAAP") in Canadian dollars, unless otherwise stated.

 DOCUMENTS AND INFORMATION INCORPORATED BY REFERENCE

     Documents and information filed with applicable securities regulators in Canada and incorporated by reference in this AIF include the Consolidated Financial Statements and Management's Discussion and Analysis for the year ended December 31, 2002.

--------------------------------------------------------------------------------------------------------------
ANNUAL INFORMATION FORM ITEM                                                PAGE REFERENCE
                                                          ----------------------------------------------------
                                                                             Incorporated by Reference from:
                                                               This        -----------------------------------
                                                              Annual        Consolidated      Management's
                                                            Information       Financial      Discussion and
                                                               Form          Statements         Analysis
--------------------------------------------------------------------------------------------------------------
CORPORATE STRUCTURE
     Name and incorporation                                      2
     Inter-corporate relationships                               2
--------------------------------------------------------------------------------------------------------------
GENERAL DEVELOPMENT OF THE BUSINESS                              3                                  X
--------------------------------------------------------------------------------------------------------------
NARRATIVE DESCRIPTION OF THE BUSINESS
     Business overview                                                                              X
     Competitive market conditions                                                                  X
     Business segment description                                                                   X
--------------------------------------------------------------------------------------------------------------
REGULATORY OVERVIEW                                              4
--------------------------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL INFORMATION
     Three-year financial information                            5
     Consolidated Financial Statements and Notes                                  X
     Shareholder dividends                                       6
--------------------------------------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS                                                                X
--------------------------------------------------------------------------------------------------------------
MARKET FOR SECURITIES                                            6
--------------------------------------------------------------------------------------------------------------
DIRECTORS AND SENIOR MANAGEMENT
     Directors and Board Committees                              6
     Senior Management                                           6
     Shareholdings of Directors and Senior Management            7
--------------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION                                          10
--------------------------------------------------------------------------------------------------------------

     This AIF and the documents incorporated by reference herein provide management with the opportunity to discuss the financial performance and condition of the Company and, as such, may contain forward-looking statements about the Company, including its business operations and strategy and expected financial performance and condition. Statements that are predictive in nature, depend upon or refer to future events or conditions or include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" or the negative versions thereof and similar expressions are forward-looking statements. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company actions, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance and the Company has no specific intentions to update these statements whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned against undue reliance on these forward-looking statements. Actual events and results could differ materially from those expressed or implied by forward-looking statements made by the

--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 1

 Company due to, but not limited to, important factors such as general economic and market factors, interest rates, equity markets, business competition, changes in government regulations and other factors discussed in materials filed by the Company with applicable securities regulatory authorities from time to time.

                               CORPORATE STRUCTURE

NAME AND INCORPORATION
     CLF was incorporated under the INSURANCE COMPANIES ACT (Canada) (the "ICA") on June 21, 1999 for the purpose of becoming the parent company of CLA following CLA's demutualization. Currently, the only business of CLF is the holding of all of the common shares of CLA through which the Company conducts all of its activities.

     CLA is Canada's oldest domestic life insurer. CLA was established on August 21, 1847 and was incorporated on April 25, 1849. In 1962, CLA became a mutual life insurance company governed by the predecessor to the ICA. In 1994, CLA amalgamated with its wholly-owned subsidiary, New York Life Insurance Company of Canada, pursuant to Letters Patent of Amalgamation dated April 1, 1994 issued under the ICA. On July 1, 1999, CLA amalgamated with its wholly-owned subsidiary, Crown Life Insurance Company of Canada pursuant to Letters Patent of Amalgamation issued under the ICA. On November 4, 1999, CLA became a stock life insurance company pursuant to Letters Patent of Conversion issued under the ICA. On January 1, 2002, CLA amalgamated with its wholly-owned subsidiary, 3965058 Canada Limited, pursuant to Letters of Patent of Amalgamation issued under the ICA.

     CLF and CLA are both life insurance companies governed by the ICA. The head office for both CLA and CLF is located at 330 University Avenue, Toronto, Ontario, Canada M5G 1R8. The Company has divisional head offices in Toronto, Ontario, Canada; Potters Bar, Hertfordshire, England; Atlanta, Georgia, United States; and Blackrock, Dublin, Republic of Ireland. Each of CLF and CLA is a reporting issuer or its equivalent in each of the provinces and territories of Canada.

INTERCORPORATE RELATIONSHIPS

     The following chart illustrates the corporate relationships among CLF and its subsidiaries as at December 31, 2002:

     CLF indirectly beneficially owns 100% of each class of voting and non-voting securities of each subsidiary through CLA unless otherwise noted.(1)

--------------------------------------------------------------------------------------------------------------------
SUBSIDIARY NAME                                                                              JURISDICTION OF
                                                                                       INCORPORATION OR CONTINUANCE
--------------------------------------------------------------------------------------------------------------------
THE CANADA LIFE ASSURANCE COMPANY                                                                            CANADA
       Canada Life Capital Corporation Inc.                                                                  Canada
              Canada Life International Holdings Limited                                                    Bermuda
                    Canada Life Irish Holding Company Limited                                   Republic of Ireland
                           Canada Life Management Services Limited                              Republic of Ireland
                           Canada Life Assurance (Ireland) Limited                              Republic of Ireland
                                 F.S.D. Investments Limited                                     Republic of Ireland
                                 Canada Life Pension and Annuities (Ireland) Limited            Republic of Ireland
                           Setanta Asset Management Limited                                     Republic of Ireland
                           Canada Life Assurance Europe Limited                                 Republic of Ireland
                           CLAI Limited                                                         Republic of Ireland
                           The Canada Life Assurance Company of Ireland Limited                 Republic of Ireland
                    Canada Life International Re Limited                                        Republic of Ireland
                           Canada Life Reinsurance International Ltd.                                       Bermuda
                    Canada Life Insurance Company of Puerto Rico, Inc.                                  Puerto Rico
                    The Canada Life Group (U.K.) Limited                                             United Kingdom
                           CLFIS (U.K.) Limited                                                      United Kingdom
                           Copia Investors Limited                                                   United Kingdom
                           Canada Life Trustee Services (U.K.) Limited                               United Kingdom
                           Copia Property Limited                                                    United Kingdom

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Canada Life Financial Corporation               2002 Annual Information Form - 2

--------------------------------------------------------------------------------------------------------------------
SUBSIDIARY NAME                                                                              JURISDICTION OF
                                                                                       INCORPORATION OR CONTINUANCE
--------------------------------------------------------------------------------------------------------------------
                           Canada Life Limited                                                       United Kingdom
                                 Canada Life Irish Operations Limited                                United Kingdom
                                        Canada Life Ireland Holdings Limited                         United Kingdom
                                 Canada Life (U.K) Limited                                           United Kingdom
                                        Albany Life Assurance Company Limited                        United Kingdom
                                        Canada Life Management (U.K.) Limited                        United Kingdom
                                        Canada Life International Limited                               Isle of Man
                                        Canada Life Services (U.K.) Limited                          United Kingdom
                                        Canada Life Fund Managers (U.K.) Limited                     United Kingdom
                                        Canada Life Pension Managers & Trustees
                                          Limited                                                    United Kingdom
                                        Canada Life Group Services (U.K.) Limited                    United Kingdom
                                        Canada Life Holdings (U.K.) Limited                          United Kingdom
              4073649 Canada Inc.                                                                            Canada
                    Canada Life Finance (U.K.) Limited                                               United Kingdom
                    CLH International Capital Management Hungary Limited Liability
                      Company                                                                               Hungary
       Canada Life Brasil LTDA.                                                                              Brazil
              Canada Life Previdencia e Seguros S.A.                                                         Brazil
                    Canada Life Administradora de Beneficios ltda. (99.9%) (2)                               Brazil
       Canada Life Capital Trust                                                                            Ontario
       Canada Life Insurance Company of New York                                                      United States
       Canada Life Insurance Company of America                                                       United States
              Canada Life of America Financial Services, Inc.                                         United States
              CL Capital Management, Inc.                                                             United States
       The Canada Life Insurance Company of Canada                                                           Canada
       Canada Life Financial Distribution Services Inc.                                                      Canada
       CL Capital Management (Canada) Inc.                                                                   Canada
       Kanetix Ltd.  (98%)                                                                                   Canada
              KTX Insurance Solutions Ltd. (99.9%)                                                           Canada
              KTX Financial Ltd. (99.9%)                                                                     Canada
       Canada Life Securities Inc.                                                                           Canada
       Canada Life Mortgage Services Ltd.                                                                    Canada
       Classco Benefit Services Limited                                                                      Canada
              Canadian Worksite Marketing Group Inc.                                                         Canada
       587443 Ontario Inc.                                                                                  Ontario
              Canada Life Securing Corporation Inc.                                                         Ontario
       Adason Properties Limited                                                                             Canada
              Adason Realty Ltd.                                                                             Canada
--------------------------------------------------------------------------------------------------------------------

NOTES:
(1) CLA CONTROLS 100% OF THE VARIABLE RATE CUMULATIVE PREFERRED SERIES A AND 100% OF THE 9% JUNIOR PREFERRED SERIES A SHARES OF CANADA LIFE MORTGAGE SERVICES LTD.; 100% OF THE NON-REDEEMABLE JUNIOR PREFERRED SHARES OF ADASON PROPERTIES LIMITED; 100% OF THE 9% REDEEMABLE NON-CUMULATIVE PREFERENCE SHARES OF CANADA LIFE MANAGEMENT (U.K.) LIMITED; AND 100% OF THE PREFERRED SHARES OF CANADA LIFE PREVIDENCIA E SEGUROS S.A.
(2) ONE COMMON SHARE IS HELD BY A NOMINEE DIRECTOR TO SATISFY LOCAL REGULATORY REQUIREMENTS.

                       GENERAL DEVELOPMENT OF THE BUSINESS

     The Company is a diversified international company offering a wide range of protection and wealth management products to individuals and groups, principally in Canada, the United Kingdom, the United States and the Republic of Ireland. The Company also provides accident and health and life reinsurance operating principally in the United States. At December 31, 2002, the Company ranked as the fourth largest Canadian life insurance company based on consolidated premiums, premium equivalents and new deposits as well as total general fund, segregated funds and other assets under administration. As at December 31, 2002, the Company had approximately 6,768 employees worldwide.

     The Company has pursued a strategy of growth through a combination of acquisitions and organic growth, including the following transactions:

- On December 31, 2000, the Company purchased the group savings business of a Canadian chartered bank, increasing other assets under administration by $5.2 billion, adding to the Company's wealth management business in Canada.

--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 3

- During 2000, the Company acquired, through assumption reinsurance, Confederation Life Insurance Company's Canadian payout annuity business, adding general fund assets of $717 million.

- Effective December 31, 2000, the Company sold its general insurance subsidiary, Canada Life Casualty Insurance Company, for proceeds of $80 million exiting the general insurance business in Canada.

- On October 1, 2002, the Company concluded an agreement to acquire a significant block of group life and long term disability insurance business in the United Kingdom. Formal transfer of the business will occur after court approval, expected in mid-2003. For cash consideration of $53 million, assets of $822 million and liabilities of $946 million were acquired.

- On October 31, 2002, the Company purchased a leading provider of preferred term life insurance products in Canada. For cash consideration of $58 million, assets of $26 million, negative actuarial liabilities of $24 million and other liabilities of $7 million were acquired.

- On January 1, 2003, the Company completed the acquisition of the German life insurance operations of a significant international insurer for $205 million ($98 million net of reinsurance).

On February 14, 2003, CLF and Great-West Lifeco Inc. ("Great West") entered into a Transaction Agreement by which Great West would acquire 100% of the outstanding common shares of CLF for a combination of cash and Great West securities. The transaction requires the approval of two-thirds of shareholders voting at a special meeting of shareholders to be held on May 5, 2003, and is subject to approval by certain regulators, including the Minister of Finance of Canada, the Office of the Superintendent of Financial Institutions Canada, and Canadian and international competition authorities. A detailed discussion of this transaction is included in the Management Proxy Circular dated March 22, 2003 sent to shareholders in connection with the special meeting.

                               REGULATORY OVERVIEW

     As an insurance company, CLF is subject to regulation and supervision of its protection and wealth management businesses by governmental authorities in the jurisdictions in which it conducts business. The jurisdictions in which the Company carries on its protection business have laws and regulations governing the financial aspects of insurers, including standards of solvency, reserves, reinsurance, capital adequacy, investment activities and restrictions on the declaration and payment of dividends on shares.

     Both CLF and CLA are governed by the ICA. This Act is administered by the Office of the Superintendent of Financial Institutions, Canada, which is charged with the responsibility of overseeing the Company's solvency and corporate governance. The Company's business is also subject to Canadian provincial laws and regulations.

     In the United States, the Company's business is primarily regulated by each of the states in which it conducts business. In the United Kingdom, the Company is subject to national regulation, primarily by the Financial Services Authority. In Ireland, the primary regulator is the Central Bank.



--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 4

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following summary financial information has been derived from the Consolidated Financial Statements of the Company as at and for the three most recent financial years ended December 31, 2002 and should be read in conjunction with Management's Discussion and Analysis and the Consolidated Financial Statements.

                                                                  As at or for the year ended December 31,
(IN MILLIONS OF CANADIAN DOLLARS EXCEPT PER SHARE AND    -----------------------------------------------------------
PERCENTAGE AMOUNTS)                                             2002                2001                2000
--------------------------------------------------------------------------------------------------------------------
STATEMENT OF NET INCOME DATA:
Premium Revenues:
    Annuities                                              $   2,474           $   2,272           $   1,746
    Individual life and health insurance                       1,510               1,428               1,384
    Group life and health insurance                            1,931               1,658               1,546
Net investment income                                          2,154               2,241               2,306
Fee and other income                                             529                 465                 479
--------------------------------------------------------------------------------------------------------------------
Total revenue                                                  8,598               8,064               7,461
--------------------------------------------------------------------------------------------------------------------
Payments to policyholders and beneficiaries                    5,352               5,218               4,924
Increase in actuarial liabilities                              1,129                 972                 707
General operating expenses                                       814                 794                 743
Commissions                                                      539                 461                 409
Other                                                            129                 128                 131
Income tax provision                                             133                 153                 195
Participating policyholders' net income (loss)                     3                  (4)                 (4)
--------------------------------------------------------------------------------------------------------------------
Shareholders' net income                                         499                 342                 356
Preferred share dividends                                          9                   -                   -
--------------------------------------------------------------------------------------------------------------------
Common shareholders' net income (1)                        $     490           $     342           $     356
EARNINGS PER COMMON SHARE - BASIC AND DILUTED              $    3.05           $    2.13           $    2.22
====================================================================================================================
PREMIUMS, PREMIUM EQUIVALENTS AND NEW DEPOSITS:
General fund premiums                                      $   5,915          $    5,358           $   4,676
Segregated funds deposits                                      3,721               3,828               3,692
ASO premium equivalents and other deposits                     2,372               2,043                 882
--------------------------------------------------------------------------------------------------------------------
                                                           $  12,008           $  11,229           $   9,250
====================================================================================================================
ASSETS UNDER ADMINISTRATION:
General fund                                               $  38,191           $  34,951           $  32,736
Segregated funds                                              21,899              22,090              22,383
--------------------------------------------------------------------------------------------------------------------
                                                              60,090              57,041              55,119
Other assets                                                   7,913               8,384               8,138
--------------------------------------------------------------------------------------------------------------------
                                                           $  68,003           $  65,425           $  63,257
====================================================================================================================
DEBT AND CAPITALIZATION:
Bank loans                                                 $       3           $       3           $       -
Subordinated debentures                                          550                 550                 550
Canada Life Capital Securities                                   450                   -                   -
--------------------------------------------------------------------------------------------------------------------
Total debt                                                     1,003                 553                 550
--------------------------------------------------------------------------------------------------------------------
Participating policyholders' equity                               48                  40                  44
Preferred shares                                                 145                 145                   -
Common shares                                                    317                 317                 317
Retained earnings                                              3,457               2,921               2,575
--------------------------------------------------------------------------------------------------------------------
Total equity                                               $   3,967           $   3,423           $   2,936
--------------------------------------------------------------------------------------------------------------------
Total debt plus preferred shares as a percentage of
total debt and equity                                          23.1%                17.6%              15.8%
MCCSR ratio  (2)                                               202%                 191%               197%
====================================================================================================================

NOTES:
(1) 2001 NET INCOME INCLUDES AN $85 MILLION PROVISION NET OF TAX FOR EXPECTED CLAIMS ARISING FROM SEPTEMBER 11, 2001.
(2) MINIMUM CONTINUING CAPITAL AND SURPLUS REQUIREMENTS (MCCSR) IS CALCULATED IN ACCORDANCE WITH CAPITAL STANDARDS SET BY THE COMPANY'S PRIMARY REGULATOR, THE OFFICE OF THE SUPERINTENDENT OF FINANCIAL INSTITUTIONS, CANADA.

--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 5

                              SHAREHOLDER DIVIDENDS

     CLF pays quarterly dividends to the shareholders from shareholders' equity in a range that is similar to those paid by North American public life insurance companies. This practice is reviewed from time to time based upon and subject to CLF's earnings, financial requirements and general economic circumstances.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Management's Discussion and Analysis for the year ended December 31, 2002, which has been filed with each securities regulator in Canada, provides further information about the Company, its operations and financial results and position and is incorporated by reference into this AIF.

                              MARKET FOR SECURITIES

     The outstanding common shares of CLF are listed and posted for trading on the Toronto Stock Exchange (TSX) under the ticker symbol "CL" and on the New York Stock Exchange under the ticker symbol "CLU". The outstanding Non-Cumulative Preferred Shares Series B of CLF are listed and posted for trading on the TSX under the ticker symbol "CL.PR.B".

                         DIRECTORS AND SENIOR MANAGEMENT

     As at December 31, 2002, the following are the names, principal occupations, and municipalities of residence of the Company's Directors and Senior Management.

DIRECTORS(2)

NAME AND MUNICIPALITY OF                                                                    TERM
RESIDENCES (1)(3)                     POSITION             PRINCIPAL OCCUPATION           EXPIRING      COMMITTEES (4)
--------------------------------- ------------------ ---------------------------------- ------------- --------------------
D.A. Nield......................      Director         Chairman and Chief Executive         2004              --
Toronto, Canada                                            Officer, CLF and CLA

W.L. Acton......................      Director         President and Chief Operating        2003              --
Toronto, Canada                                            Officer, CLF and CLA

J.C. Alfano.....................      Director         President and Chief Executive        2004             CR, P
Ancaster, Canada                                           Officer, Stelco Inc.

G.S. Bain.......................      Director        President and Vice-Chancellor,        2005            CG, HR
Belfast, N. Ireland                                  The Queen's University of Belfast

A.A. Bruneau....................      Director             Chairman, Fortis Inc.            2005           A, CR, P
St. John's, Canada

J.F. Chagnon....................      Director         President and Chief Executive        2003              --
Montreal, Canada                                          Officer, Lallemand Inc.

J.R. Hall.......................      Director              Corporate Director              2003              HR
Lexington, U.S.

M.L. Hepher.....................      Director            Chairman, TeleCity plc.           2005             A, CR
Weybridge, England

--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 6

DIRECTORS(2)

NAME AND MUNICIPALITY OF                                                                    TERM
RESIDENCES (1)(3)                     POSITION             PRINCIPAL OCCUPATION           EXPIRING      COMMITTEES (4)
--------------------------------- ------------------ ---------------------------------- ------------- --------------------
D.W. Kerr.......................      Director              Executive Chairman,             2004            CG, HR
Toronto, Canada                                                Noranda Inc.

J.S. Lanthier...................      Director              Corporate Director              2003               A
Toronto, Canada

D.W. Lay........................      Director              Corporate Director              2003            A, P, S
Toronto, Canada

D.E. McGarry....................      Director           Chief Marketing Officer,           2003             A, CG
New York, U.S.                                               Xerox Corporation

R.T.F. Reid.....................      Director          Chairman, B.C. Transmission         2003              --
West Vancouver, Canada                                        Corporation (5)

C.E. Ritchie....................      Director              Corporate Director              2003             HR, S
Toronto, Canada

T.I. Ronald.....................      Director              Corporate Director              2003           A, HR, S
Toronto, Canada

A.R.A. Scace....................      Director                   Partner,                   2003           CG, HR, S
Toronto, Canada                                            McCarthy Tetrault LLP

J.D. Wetmore....................      Director                Vice-President,               2004            CG, HR
Toronto, Canada                                              Ibm.com, Americas

SENIOR MANAGEMENT

NAME AND MUNICIPALITY
OF RESIDENCES (1)                 POSITION
----------------------------------------------------------------------------------------------------------
D.A. Nield......................  Chairman and Chief Executive Officer
Toronto, Canada

W.L. Acton......................  President and Chief Operating Officer
Toronto, Canada

T.J. Barry (2)..................  Senior Vice-President, Irish Division
Sutton, Republic of Ireland

D. Barsoski.....................  Senior Vice-President, Human Resources
Toronto, Canada

R.E. Beettam (2)................  Senior Vice-President, United States Division
Atlanta, U.S.A.

A.D. Brands.....................  Senior Vice-President and General Counsel
Toronto, Canada

D.J. Cohen (2)..................  Senior Vice-President and Chief Information Officer
Toronto, Canada

P.G. Crowley....................  Executive Vice-President and Chief Financial Officer
Oakville, Canada

D.A. Gallagher (2)..............  Senior Vice-President,  Canadian Division
Toronto, Canada

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Canada Life Financial Corporation               2002 Annual Information Form - 7

SENIOR MANAGEMENT

NAME AND MUNICIPALITY
OF RESIDENCES (1)                 POSITION
----------------------------------------------------------------------------------------------------------
I. Gilmour (2)..................  Senior Vice-President, United Kingdom Division
Brookmans Park, England

J.A. Gilmour (2)................  Senior Vice-President, International and Reinsurance Division
Toronto, Canada

R.W. Linden.....................  Secretary and Chief Compliance Officer
Toronto, Canada

D.A. Loney......................  Senior Vice-President and Chief Actuary
Toronto, Canada

R.W. Morrison...................  Senior Vice-President and Chief Investment Officer
Toronto, Canada

R.M. Smithen....................  Executive Vice-President
Toronto, Canada

J.D. Williamson.................  Senior Vice-President, Strategic Planning and Business Development
Toronto, Canada

NOTES:
(1) TO THE BEST OF CLF'S KNOWLEDGE, NO DISCLOSURE WITH RESPECT TO THE MATTERS SET OUT IN SECTIONS 8.2-8.5 OF FORM 44-101F1 OF NATIONAL INSTRUMENT 44-101 IS REQUIRED EXCEPT THAT M. L. HEPHER WAS A NON-EXECUTIVE DIRECTOR OF PROFESSIONAL ASSET MANAGEMENT LTD., A CORPORATION INCORPORATED IN THE UNITED KINGDOM, WHEN IT WAS PLACED INTO LIQUIDATION ON OCTOBER 31, 2000.

(2) SENIOR MANAGEMENT OF CLA ONLY. ALL OTHER INDIVIDUAL MEMBERS ARE SENIOR MANAGEMENT OF BOTH CLF AND CLA. ALL DIRECTORS OF THE BOARD OF DIRECTORS REPRESENT BOTH CLF AND CLA.

(3) WITH THE EXCEPTION OF THE FOLLOWING, ALL DIRECTORS OF CLF HAVE BEEN DIRECTORS SINCE AUGUST 1999 (CLF WAS INCORPORATED JUNE 1999):

                 NAME                                DATE OF ELECTION
                 W.L. ACTON                          AUGUST 8, 2002
                 J.F. CHAGNON                        NOVEMBER 6, 2002
                 J.S. LANTHIER                       JUNE 5, 2002
                 R.T.F. REID                         SEPTEMBER 4, 2002
                 J.D. WETMORE                        MAY 2, 2001

(4) DIRECTORS SERVE ON THE COMMITTEE(S) OF THE BOARD AS INDICATED: A - AUDIT AND RISK MANAGEMENT; CG - CORPORATE GOVERNANCE; CR - CONDUCT REVIEW; HR - HUMAN RESOURCES; P - PENSION; AND S - SPECIAL.

(5) AS AT THE DATE OF THIS AIF. AS AT DECEMBER 31, 2002, MR. REID WAS PRESIDENT, CANADA, DUKE ENERGY GAS TRANSMISSION.

     EACH OF THE COMPANY'S DIRECTORS AND SENIOR MANAGEMENT HAVE BEEN ENGAGED FOR MORE THAN FIVE YEARS IN HIS OR HER PRESENT POSITION OR IN OTHER CAPACITIES WITH THE COMPANY EXCEPT:

- J.R. HALL, WHO UNTIL 1997, WAS CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ASHLAND OIL, INC.
- MICHAEL L. HEPHER, WHO PRIOR TO 2002 WAS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TELECITY PLC. IN RECENT YEARS, MR. HEPHER HAS BEEN A CORPORATE DIRECTOR.
- DAVID. W. KERR, WHO PRIOR TO HIS APPOINTMENT IN 2002 AS EXECUTIVE CHAIRMAN OF NORANDA INC., WAS ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER.
- DAVID W. LAY, WHO PRIOR TO 1999, WAS DEPUTY CHAIRMAN AND DIRECTOR OF FIRST PLACE TOWER INC.
-    DIANE E. MCGARRY, WHO PRIOR TO 2001 HELD OTHER POSITIONS AT XEROX
     CORPORATION: FROM 2000 TO 2001, AS CHIEF OF STAFF, OFFICE OF THE PRESIDENT AND COO; IN 2000, AS PRESIDENT, NORTH AMERICAN GENERAL MARKETS OPERATIONS; FROM 1998 TO 2000, AS CORPORATE VICE-PRESIDENT, VICE-PRESIDENT AND GENERAL MANAGER, COLOR SOLUTIONS BUSINESS UNIT; AND FROM 1993 TO 1998, AS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, XEROX CANADA LTD.
-    ARTHUR R.A. SCACE, WHO UNTIL 1999 WAS CHAIRMAN, MCCARTHY TEtrault LLP.
- EFFECTIVE FEBRUARY 15, 2000, PATRICK CROWLEY WAS APPOINTED EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER. PRIOR TO THE APPOINTMENT, FROM 1999 TO 2000, MR. CROWLEY WAS EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER OF MOLSON INC.; FROM 1997 TO 1999, MR. CROWLEY WAS EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER OF ABITIBI-CONSOLIDATED INC.; AND FROM 1995 TO 1997, MR. CROWLEY WAS SENIOR VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER OF ABITIBI-PRICE INC.
- EFFECTIVE FEBRUARY 15, 2000, ROBERT SMITHEN, FORMERLY EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER, ASSUMED THE

--------------------------------------------------------------------------------
Canada Life Financial Corporation               2002 Annual Information Form - 8

     POSITION OF EXECUTIVE VICE-PRESIDENT.
- EFFECTIVE MARCH 1, 2001, ROY W. LINDEN, FORMERLY VICE-PRESIDENT, GENERAL COUNSEL AND SECRETARY ASSUMED THE POSITION OF SECRETARY AND CHIEF COMPLIANCE OFFICER.
- EFFECTIVE MAY 2, 2001, JOHN D. WETMORE, PRESIDENT, IBM.COM, AMERICAS, WAS ELECTED TO THE BOARD OF DIRECTORS. FROM JANUARY 1997 TO APRIL 2001, MR. WETMORE WAS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF IBM CANADA LTD.
- EFFECTIVE JUNE 5, 2002, J.S. LANTHIER, CORPORATE DIRECTOR, WAS ELECTED TO THE BOARD OF DIRECTORS. MR. LANTHIER WAS THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF KPMG CANADA FROM 1993 TO 1999.
- EFFECTIVE AUGUST 8, 2002, THE TITLE FOR DAVID A. NIELD CHANGED TO CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CLF AND CLA. FROM 1998 TO 2002, MR. NIELD WAS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CLA. AFTER ITS INCORPORATION IN 1999, HE BECAME CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CLF. PRIOR TO 1998, MR. NIELD WAS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CLA.
- EFFECTIVE AUGUST 8, 2002, WILLIAM L. ACTON, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CLF AND CLA, WAS ELECTED TO THE BOARD OF DIRECTORS. FROM 1999 TO 2002, MR. ACTON WAS EXECUTIVE VICE-PRESIDENT OF CLF AND EXECUTIVE VICE-PRESIDENT AND DIRECTOR, CANADIAN DIVISION OF CLA. FROM 1997 TO 1998, HE WAS VICE-PRESIDENT AND DIRECTOR, CANADIAN DIVISION OF CLA.
- EFFECTIVE SEPTEMBER 4, 2002, ROBERT T.F. REID, PRESIDENT, CANADA, OF DUKE ENERGY GAS TRANSMISSION (FORMERLY WESTCOAST ENERGY INC.), WAS ELECTED TO THE BOARD OF DIRECTORS. FROM 2001 TO 2002, MR. REID WAS EXECUTIVE VICE-PRESIDENT AND CHIEF OPERATING OFFICER OF WESTCOAST ENERGY INC. FROM 1997 TO 2001, HE WAS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF UNION GAS LIMITED.
- EFFECTIVE OCTOBER 21, 2002, J. DAVID WILLIAMSON WAS APPOINTED SENIOR VICE-PRESIDENT, STRATEGIC PLANNING AND BUSINESS DEVELOPMENT. FROM 2001 TO 2002, MR. WILLIAMSON WAS EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER OF CLARICA LIFE INSURANCE COMPANY. FROM 1997 TO 2001, HE HELD THE FOLLOWING POSITIONS AT DERLAN INDUSTRIES LIMITED: VICE-PRESIDENT AND TREASURER, SENIOR VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER, PRESIDENT AND CHIEF OPERATING OFFICER, AND PRESIDENT AND CHIEF EXECUTIVE OFFICER.
- EFFECTIVE NOVEMBER 6, 2002, JEAN F. CHAGNON, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF LALLEMAND INC., WAS ELECTED TO THE BOARD OF DIRECTORS.
- EFFECTIVE NOVEMBER 6, 2002, TOM J. BARRY WAS APPOINTED TO THE POSITION OF SENIOR VICE-PRESIDENT, IRISH DIVISION OF CLA. MR. BARRY RETAINS THE LOCAL TITLE OF MANAGING DIRECTOR, IRISH DIVISION OF CLA. FROM 1999 TO 2001, HE WAS EXECUTIVE DIRECTOR, FINANCIAL CONSULTANCY DIVISION OF CLA. PRIOR TO 1999, HE WAS CHIEF FINANCIAL OFFICER AND APPOINTED ACTUARY, IRISH DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, DIANE BARSOSKI, FORMERLY SENIOR VICE-PRESIDENT AND DIRECTOR, HUMAN RESOURCES, ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT, HUMAN RESOURCES.
- EFFECTIVE NOVEMBER 6, 2002, RONALD E. BEETTAM ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT, UNITED STATES DIVISION OF CLA. FROM 1998 TO 2002, MR. BEETTAM WAS VICE-PRESIDENT AND DIRECTOR, U.S. DIVISION OF CLA. FROM 1997 TO 1998, HE WAS VICE-PRESIDENT, INDIVIDUAL OPERATIONS, U.S. DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, ANDREW D. BRANDS ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT AND GENERAL COUNSEL. EFFECTIVE MARCH 1, 2001, ANDREW D. BRANDS WAS APPOINTED VICE-PRESIDENT AND GENERAL COUNSEL. FROM 1989 TO 2001, MR. BRANDS WAS A SENIOR PARTNER WITH THE LAW FIRM OF SMITH LYONS.
- EFFECTIVE NOVEMBER 6, 2002, DORON J. COHEN ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT AND CHIEF INFORMATION OFFICER OF CLA. EFFECTIVE MARCH 1, 2001, DORON J. COHEN WAS APPOINTED VICE-PRESIDENT AND CHIEF INFORMATION OFFICER OF CLA. FROM 1999 TO 2001, MR. COHEN WAS A RESEARCH DIRECTOR WITH GARTNER GROUP INC. PRIOR TO 1999, HE WAS VICE-PRESIDENT AND CHIEF INFORMATION OFFICER OF TRANS CANADA PIPELINES, LTD.
- EFFECTIVE NOVEMBER 6, 2002, DONALD A. GALLAGHER ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT, CANADIAN DIVISION OF CLA. FROM 2001 TO 2002, MR. GALLAGHER WAS APPOINTED TO THE POSITION OF VICE-PRESIDENT AND DIRECTOR, INDIVIDUAL INVESTMENTS AND PENSIONS, CANADIAN DIVISION OF CLA. FROM 1997 TO 2001 HE WAS VICE-PRESIDENT AND DIRECTOR, IRISH DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, IAN GILMOUR ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT, UNITED KINGDOM DIVISION OF CLA. MR. GILMOUR RETAINS THE LOCAL TITLE OF GENERAL MANAGER, UNITED KINGDOM DIVISION OF CLA. FROM 1997 TO 2002, HE WAS VICE-PRESIDENT AND GENERAL MANAGER, UNITED KINGDOM DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, JOSEPH A. GILMOUR ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT, INTERNATIONAL AND REINSURANCE DIVISION. FROM 1999 TO 2002, HE WAS VICE-PRESIDENT AND DIRECTOR, INTERNATIONAL AND REINSURANCE DIVISION OF CLA. FROM 1997 TO 1999, HE WAS VICE-PRESIDENT AND DIRECTOR, INTERNATIONAL DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, D. ALLEN LONEY ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT AND CHIEF ACTUARY. FROM 1998 TO 2002 HE WAS VICE-PRESIDENT AND CHIEF ACTUARY. FROM 1997 TO 1998, HE WAS VICE-PRESIDENT AND DIRECTOR, U.S. DIVISION OF CLA.
- EFFECTIVE NOVEMBER 6, 2002, ROBERT W. MORRISON, FORMERLY VICE-PRESIDENT AND CHIEF INVESTMENT OFFICER, ASSUMED THE POSITION OF SENIOR VICE-PRESIDENT AND CHIEF INVESTMENT OFFICER.

SHAREHOLDINGS OF DIRECTORS AND SENIOR MANAGEMENT

     The number of common shares held by CLF's Directors and Senior Management as a group at December 31, 2002, represented less than 1% of the total number of outstanding shares of CLF.

                             ADDITIONAL INFORMATION

 Additional information with respect to CLF, including directors' and officers' remuneration and indebtedness, principal holders of securities, options to purchase securities and interests of insiders in material transactions, where applicable, is contained in the Company's Management Proxy Circular dated March 22, 2003. Additional financial information is provided in the Company's comparative financial

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

 statements for the most recently completed financial year and interim financial statements of the Company subsequent to the financial statements for its most recently completed financial year, which have also been filed with applicable securities regulatory authorities in Canada.

     Upon request to the Secretary of CLF at its registered office, 330 University Avenue, Toronto, Ontario M5G 1R8, Canada, CLF will provide any person with a copy of:

       (i) this AIF together with any document or part thereof incorporated by reference into this AIF;
       (ii) the Company's Management Proxy Circular which contains additional information concerning the Company, including directors' and officers' remuneration and indebtedness, principal holders of the Company's securities and options to purchase securities;
       (iii) the audited financial statements of CLF for the year ended December 31, 2002, which contain additional financial information for the year then ended;
       (iv) any unaudited interim financial statements of CLF subsequent to December 31, 2002, and
       (v) any other documents that are incorporated by reference into a preliminary short-term prospectus or short-form prospectus filed in respect of a distribution of securities of CLF.

     A copy of any of these documents may be obtained without charge at any time when a preliminary short-form prospectus has been filed in respect of a distribution of any securities of CLF or any securities of CLF are in the course of a distribution pursuant to a short-form prospectus. At any other time, any document referred to in (i), (ii) or (iii) above may be obtained by security holders of CLF without charge and by any other person upon payment of a reasonable charge.










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Canada Life Financial Corporation              2002 Annual Information Form - 10